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                                                                   EXHIBIT 23.05

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of HF Bancorp, Inc. (the "Company") as an Appendix to the proxy statement relating to the proposed merger of the Company with and into Temple-Inland Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement.


     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            KEEFE, BRUYETTE & WOODS, INC.



                                            By:     /s/ PETER J. WIRTH

                                              ----------------------------------

                                                Name: Peter J. Wirth


                                                Title: Managing Director



                                                Dated: March 29, 1999